NEWS RELEASE

              August 9, 2011

OTC: QB WSHE

         For Immediate Release

E-DEBIT GLOBAL CORPORATION COMMENCES

ROLL OUT OF PROPRIETORY MOBILE PAYMENTS PLATFORM

Calgary, Alberta – Further to our release of August 3, 2011 E-Debit Global Corporation         (“E-Debit”) in conjunction with its joint-venture with ebackup Inc. (“ebackup”)., Capital Six Limited (“Capital Six”) announces its agreement with European and South African mobile Telco software and infrastructure provider IN-CORP AG’s Canadian subsidiary MapleTel.com (“MapleTel’) to roll out its mobile and internet based payment platforms.

Overview

“After a comprehensive review with MapleTel president Johan Kok we find that we have a very dynamic opportunity to leverage our 12 years of PIN based financial transaction processing operational experience and our 2010 acquisition of  DigiCoins Canada Inc. loyalty program and contactless technology with Maple Tel’ telecom applications to initiate our E-Debit payment platform.”   E-Debit Chief Executive Doug Mac Donald said in a joint statement with ebackup Inc. President Rowland Perkins.

“Our entry point and first priority is the immediate integration of our P2P (person to person) application and E-Debit’s PIN based and micro payment capabilities into our new joint-venture” stated Johan Kok, President of MapleTel.  “We are focused directly on a PIN secured Internet payment product and a subsequent related mobile payment solution built on E-Debits payment experience and suite of business operations currently in place.  I anticipate a very quick Beta development and look to our current 250,000+ subscriber base in South Africa and South America for the initial large scale test/roll-out in tandem with a North American implementation,” Mr. Kok added.

“Our Alberta joint-venture is based on equal participation between E-Debit’s and ebackup’s Capital Six Limited with 50% ownership and 50% with MapleTel and incorporates exclusive processing agreements with E-Debit’s wholly owned subsidiary and Interac member Westsphere Systems Inc.” state Mr. Mac Donald.

“Our secure on-line and mobile payment management and processing solution fills the nonexistent Canadian and international secured payment segment and the combination of ebackup’s “cloud” based PCI compliant data centre, technical and back up support and E-Debit’s “processing switch and micropayment system currently in place allows for a quick entry into this marketplace”,  Concluded Mr. Kok.

About E-Debit Global Corporation

E-Debit Global Corporation (WSHE) is a financial holding company in Canada at the forefront of debit, credit and online computer banking.  Currently, the Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and E-Commerce Transaction security and payment.  E-Debit maintains and services a national ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

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CAPITALIZATION: 500,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED

: Common – 92,324,344

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: Voting Preferred - 70,855,900

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For further details, please refer to WSHE website

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WSHE Symbol OTC:QB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the Company’s ability to exploit the payment platform and other assets and execute on its strategy to develop and issue new and enhanced payment products and services and increase the Company’s revenues from such products and services.

For further information, please contact

E-Debit Global Corporation

Telephone: 1 (403) 473-8795

e-mail: shareholder@edebitglobal

Website .edebitglobal.com

About ebackup Inc.

ebackup Inc. is one of Western Canada’s largest “Cloud” based PCI compliant data centers and backup service providers, supplying simple, robust, cost effective and secure data asset protection through automated solutions that are fully scalable to its customer’s needs.  ebackup provides single source comprehensive automated and offsite data backup processes, protecting critical data for the full spectrum of business operations.  ebackup enables businesses, from one-person operations, to medium sized corporations to concentrate on their core business and to allow their valuable human resources to concentrate and compete effectively in today’s marketplace while ebackup manages their technological requirements.

Financial Profile:

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PRIVATELY HELD ALBERTA CORPORATION

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Headquartered at 35 McTavish Place NE, Calgary, Alberta, Canada T2E 7J7

ebackup Inc.

Telephone:

(403) 259-3620

Email:

info@ebackupinc

Website.ebackupinc.com

About MapleTel.com

MapleTel is an international Telecommunications Service Company with operational units consisting of Communications Service Delivery through national / area & functional franchise networks. Service Provisioning takes place through our network of application & content service providers utilizing our network infrastructure and service delivery platform to provide content, applications and services.  MapleTel’s network infrastructure enables and manages service delivery, and provides for secure access. Our delivery systems are highly managed with leading authentication, authorization and accounting combined with outstanding service delivery supplying a payment gateway configured to enable mobile/internet payment services regionally, nationally and internationally.  MapleTel’s platforms and infrastructure enables subscribers to do person-to-person, person-to-company, company-to-person payments, point-of-sale payments and “remotely authorized” payments through various mechanisms.

Financial Profile:

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PRIVATELY HELD ALBERTA CORPORATION

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Headquartered at 495 Alistair Ross Technology Centre, 3553 – 31st St. N.W Calgary, AB T2L 2K7

Telephone:

(403) 605-3118

Email:

johan.kok#mapletel